EXHIBIT 99.A

News
For Immediate Release

El Paso Corporation Provides Financial and Operational Update

HOUSTON, TEXAS, January 6, 2005—El Paso Corporation (NYSE:EP) is providing today a financial and operational update for the company.

“I’m pleased with our progress in 2004 given all the obstacles we faced,” said Doug Foshee, president and chief executive officer of El Paso. “Our pipelines continued to deliver solid results, and we continued to capture a significant share of the expansion opportunities in our markets. In exploration and production, after a period of evaluation, we are now increasing our activity levels in key basins. Production volumes have stabilized, and we expect to be able to show growth from current levels in 2005 and beyond, both through the drillbit and through acquisitions. The other remaining businesses continue to deliver on their commitments. We also made great strides in improving our financial health in 2004. We reduced net debt by $3.4 billion during the year and expect to continue to reduce debt this year. And importantly, we renewed our $3-billion credit facility for a longer term, at lower rates, and with fewer banks—further evidence of our improving condition.

While we are pleased with this progress, we are not satisfied, and we look forward to showing continued progress throughout 2005. I want to thank our thousands of employees around the world for their tireless efforts in 2004 on behalf of Team El Paso and assure our shareholders of our continued focus on stewardship of their investment in 2005.”

On December 20, 2004, El Paso filed its third quarter 2004 Form 10-Q, which is available at www.elpaso.com in the Investors section. Financial results for the nine months ended September 30, 2004 are as follows:

	Nine Months Ended
	September 30,
($ in millions, except per share amounts)	2004	2003
		restated
Net income (loss)	$(404)	$(1,643)
Loss from discontinued operations, net of income taxes	(150)	(1,195)
Cumulative effect of accounting change, net of taxes	—	(9)

Income (loss) from continuing operations	$(254)	$(439)

Loss per share — diluted	$(.63)	$(2.76)
Loss from discontinued operations per share	(.23)	(2.00)
Cumulative effect of accounting change, net of taxes per share	—	(.02)

Earnings (loss) from continuing operations per share — diluted	$(.40)	$(.74)

El Paso reported a net loss of $404 million, or $.63 per diluted share, for the first nine months of 2004 compared with a net loss of $1,643 million, or $2.76 per diluted share, for the same period in 2003. Significant items reduced 2004 earnings before interest and taxes (EBIT) by $385 million and $1,089 million during the same period in 2003. Significant items impacting 2004 results were primarily related to the impairment of assets, partially offset by a gain on the sale of interests in GulfTerra Energy Partners. Significant items in 2003 included the impairment of assets sold as well as the western energy settlement and restructuring charges. A complete schedule of significant items is attached to this release.

For the nine months ended September 30, 2004, El Paso had cash flow from operating activities totaling $799 million, which was impacted by a $604-million payment for its western energy settlement. The $1.4 billion of cash flow prior to this payment was equal to the company’s spending for capital expenditures and dividends during the nine-month period.

El Paso’s tax rate for the nine months ended September 30, 2004 was significantly different than the statutory rate of 35 percent as a result of impairments on foreign investments with no corresponding U.S. tax benefit and the non-deductibility of goodwill written off due to the merger of GulfTerra Energy Partners and Enterprise Products Partners. The company’s ongoing tax rate is expected to be 35 percent to 37 percent, and U.S. cash taxes are expected to be 5 percent or less on an ongoing basis.

Risk Management Update

El Paso’s Non-regulated group has taken a number of steps to manage its exposure to natural gas prices. First, the group has purchased options that will create a $6.00-per-million-British-thermal-unit (MMBtu) floor for 60 trillion British thermal units (TBtu) of 2005 production and 120 TBtu of 2006 production. These positions have not been designated as hedges and will be marked to market quarterly in the company’s marketing business’ earnings.

In addition, the group has designated as hedges 126 TBtu of positions in 2005 and 79 TBtu of positions in 2006 that were previously treated as mark-to-market positions in the company’s marketing business. These hedges will provide greater earnings stability for the company while reducing volatility in its trading book. This action will not affect the company’s cash flow from operations.

Business Unit Financial and Operational Update

Pipeline Group

The Pipeline Group’s EBIT for the nine months ended September 30, 2004 was $962 million, which compares with $875 million for the same 2003 period. Results in 2003 include charges for the western energy settlement and other significant items that reduced EBIT by $131 million. Results in 2004 benefited from completed system expansions and new transportation contracts, primarily on the Southern Natural Gas Company (SNG) pipeline system. Factors offsetting these benefits include lower revenue on ANR Pipeline Company’s system due to the renegotiation or restructuring of contracts with We Energies as a result of competition in the Wisconsin market. Additionally, the expiration of the risk-sharing provision on El Paso Natural Gas, which provided revenue net of sharing obligation, unfavorably impacted 2004 EBIT compared with 2003. Throughput was up from 2003 levels primarily due to the company’s equity investments offset by unfavorable weather conditions.

Pipeline Group Results

	Nine Months Ended
	September 30,
($ in millions)	2004	2003

Reported EBIT	$962	$875

Total throughput (BBtu/d)	20,637	20,430

The Pipeline Group recently completed three major pipeline projects. In November, ANR placed into service its WestLeg expansion, a 218-million-cubic-foot-per-day (MMcf/d) project that provides new natural gas supplies for local natural gas distribution companies and electric power generation growth markets in Wisconsin. In August, SNG placed into service the last phase of its 330-MMcf/d South System II expansion, increasing firm capacity for customers in the growing Southeast. On December 1, the 576-MMcf/d Cheyenne Plains pipeline began operations and is expected to be fully operational in January 2005. Due to significant customer demand, Cheyenne Plains will add additional compression to its system, expanding to 755 MMcf/d, with a planned in-service target of early 2006.

Strong North American fundamentals continue to provide opportunities for new expansions. The Wyoming Interstate Company Ltd. (WIC) system has received commitments for the 333-MMcf/d Piceance Lateral expansion, which will provide critical infrastructure for producers in the Rocky Mountain region, and will represent a capital investment of approximately $120 million. The company expects to submit a FERC filing later this month with respect to this expansion. Also in the West, Colorado Interstate Gas Company’s (CIG) Raton Basin expansion has received commitments to transport growing coal seam production from the Raton Basin to markets in Colorado as well as to mid-continent pipeline interconnections. This 104-MMcf/d expansion has a planned in-service date of October 2005 and will cost approximately $60 million. Fueled by the growing importance of liquefied natural gas (LNG) from El Paso’s Elba Island LNG facility, SNG has received firm commitments on the Cypress Pipeline project, which will connect the Elba Island facility to markets in northern Florida. This 220-MMcf/d expansion is expected to be in service in mid-2007.

Production

For the first nine months of 2004, Production’s reported EBIT was $558 million versus $943 million for the same period last year. Restructuring charges reduced 2004 results by $12 million, while 2003 results were negatively impacted primarily by $5 million of ceiling test charges and $9 million of impairments and other charges.

Nine-month production volumes were down 30 percent from 2003 levels due to declines in base production, asset sales, and lower capital expenditures. Volumes shut in as a result of Hurricane Ivan, which occurred in September 2004, impacted average daily production during the nine-month period by approximately 4.5 million cubic feet equivalent (MMcfe). Daily production volumes averaged 776 MMcfe in the third quarter of 2004 and 779 MMcfe in the fourth quarter of 2004. Full-year 2004 daily production volumes averaged 829 MMcfe, including production from discontinued operations, which is principally production from Canadian properties sold early in the year.

The realized price for natural gas was essentially flat year to year, while oil, condensate, and liquids prices were up 24 percent in 2004. Total per-unit cash costs increased to an average of $1.17 per Mcfe compared with $.95 per Mcfe during the same 2003 period as lower costs were more than offset by lower production volumes.

Production Results

	Nine Months Ended
	September 30,
($ in millions)	2004	2003
		restated
Reported EBIT	$558	$943
Natural gas sales volumes (MMcf)	186,516	267,763
Oil, condensate, and liquids sales volumes (MBbls)	6,660	9,020
Total equivalent sales volumes (MMcfe)	226,474	321,883

	Nine Months Ended
	September 30,
($ in millions)	2004	2003
		restated
Weighted average realized prices including hedges:
Natural gas ($/Mcf)	$5.66	$5.64
Oil, condensate, and liquids ($/Bbl)	$32.81	$26.55
Per-unit DD&A costs ($/Mcfe)	$1.66	$1.27
Cash per-unit costs ($/Mcfe)	$1.17	$.95
Total per-unit costs ($/Mcfe)	$2.83	$2.22

Other Non-regulated Operations

Marketing and Trading

Marketing and Trading reported an EBIT loss of $462 million through the third quarter of 2004 compared with a loss of $704 million in the prior-year period. Restructuring charges reduced 2004 results by $2 million. Results in 2003 benefited from a $19-million adjustment associated with the western energy settlement, offset by $14 million in restructuring charges. Approximately $376 million of 2004 losses are a result of the impact of higher natural gas prices on positions that had received hedge accounting treatment prior to the company’s 1999-2003 restatement. As mentioned above, on December 1, 2004, El Paso’s Marketing group designated 205 TBtu of these positions as hedges, which will reduce the earnings volatility in the trade book going forward.

Power

El Paso’s domestic and international power operations reported an EBIT loss of $44 million for the first nine months of 2004 compared with EBIT of $56 million for the prior-year period. Significant items in 2004 primarily consisted of the impairment of domestic power plants that have been sold or will be sold, the impairment of certain Brazilian power plants, restructuring costs, and gains on the sale of certain domestic power plants. These items reduced 2004 EBIT by $334 million. Results in 2003 were negatively impacted by $337 million of significant items, primarily related to impairments on the company’s investment in Chaparral and East Coast Power as well as a write-off of receivables associated with Milford Power, offset by a gain on the sale of investments in Argentina. After considering the effects of significant items, EBIT from domestic power plant operations was lower in 2004 due to the sale of the majority of the company’s domestic power plants. International power operations were stable after significant items. EBIT from domestic contract restructuring was $137 million lower during the 2004 period due to the sale of Utility Contract Funding and Mohawk River Funding IV. El Paso was able to eliminate more than $900 million of debt with the sale of these entities.

Field Services

Field Services reported EBIT of $124 million for the first nine months of 2004 compared with $3 million in the same 2003 period. Significant items in 2004, which principally involved a gain on the sale of interests in GulfTerra offset by an impairment of goodwill resulting from the sale, reduced EBIT by $4 million. Significant items in 2003 reduced EBIT by $80 million, primarily as a result of an impairment in the company’s interest in the Dauphin Island pipeline system. Processing margins were up significantly from a year ago due to higher natural gas liquids (NGL) prices relative to natural gas prices.

The earnings contribution from GulfTerra decreased to $94 million through the third quarter of 2004 from $111 million through the third quarter of 2003 as a result of the sale of general partner interests in GulfTerra in December 2003. Cash distributions from GulfTerra totaled $110 million for the first nine months of 2004 versus $95 million for the first nine months of 2003.

Other Non-regulated Operations Results

	Nine Months Ended
	September 30,
($ in millions)	2004	2003
		restated
Marketing and Trading Results Reported EBIT (loss)	$(462)	$(704)
Power Results
Reported EBIT (loss)	$(44)	$56
Field Services Results
Reported EBIT (loss)	$124	$3

Liquidity Update

As of December 31, 2004, El Paso had $2.4 billion of liquidity, comprised of $1.8 billion of available cash and $560 million of borrowing capacity under its credit facilities. The company defines available cash as cash on deposit or held in short-term investments that is easily accessible for general corporate purposes.

Detailed operating statistics for each of El Paso’s businesses are available at www.elpaso.com in the Investors section.

Conference Call Reminder; Slides to be Available on Web Site

El Paso Corporation has scheduled a live webcast to discuss its financial results today at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 582-2734 ten minutes prior to the start of the webcast.

During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section.

The webcast replay will be available online through the Web site in the Investors section. A telephone audio replay will be also available through January 13, 2005 by dialing (973) 341-3080 (access code 5490230). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.

Disclosure of Non-GAAP Financial Measures

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are provided herein and will also be maintained on El Paso’s Web site at www.elpaso.com in the Investors section.

El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss)

adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all El Paso’s businesses and investments.

El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and business segments and to compare the operating and financial performance of the company and business segments with the performance of other companies within the industry.

These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; changes in reserve estimates based upon internal and third party reserve analyses; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts

Investor and Public Relations

Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations

Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341